SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2011
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DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1301 2nd Avenue, Suite 3200
Seattle, WA  98101
(Address of principal executive offices) (zip code)

(206) 256-4545
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

    As previously announced on August 3, 2011, Dendreon Corporation (the “Company”) expects modest quarter over quarter revenue growth for the remainder of 2011 and announced plans to reduce expenses, including workforce reductions, to align with its near-term manufacturing requirements.  On September 2, 2011, the Company’s Board of Directors (the “Board”) approved the reduction in force of the Company’s personnel, as announced in the press release attached hereto as Exhibit 99.1.  The reduction in force was made in correlation with the previously announced efforts to reduce expenses and personnel-related costs as described above.  This resulted in the elimination of approximately 500 positions, or the reduction of approximately 25% of the Company’s total workforce.  The employees affected by the reduction in force will be notified the week of September 6, 2011.  In lieu of notice required under the federal Worker Adjustment and Retraining Notification Act (the “WARN Act”) and local state law equivalents, as applicable, affected employees will receive salary and benefits for a period of 60 days.  In addition, the Company’s severance benefits program will also provide for benefits which are greater than the minimum requirements of the federal WARN Act, such as additional cash payments calculated on the basis of the affected employee’s base salary, as well as outplacement services and payments for continuation of medical, dental and vision benefits under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

    The Company expects to incur approximately $21 million associated with such reduction of its workforce for employee severance, outplacement costs and non-cash compensation due to the accelerated vesting of options and restricted stock awards of certain employees, of which cash charges of approximately $16 million and non-cash charges of approximately $5 million are expected to be incurred.  Actual results of the charges that the Company incurs in connection with the reduction in force may differ and are subject to a number of assumptions, and there may be other charges incurred which are not currently contemplated due to events that may occur as a result of, or are associated with, the Company’s reduction of its workforce.

Item 5.02.	Departure of Directors or Certain Other Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangments of Certain Officers.

    On September 7, 2011, the Company entered into a Separation and Release and Transitional Services Agreement (the “Agreement”) with Hans E. Bishop, the Company’s Executive Vice President and Chief Operating Officer, such that his employment with the Company will cease effective September 30, 2011.  The Agreement provides for severance benefits to Mr. Bishop pursuant to his employment agreement.  In connection with his departure, the Agreement also provides for transitional consulting services for a period of three months, commencing October 1, 2011.  Under the Agreement, the Company will pay Mr. Bishop a monthly stipend in connection with his services until December 31, 2011.  A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Separation and Release and Transitional Services Agreement executed September 7, 2011 between Hans E. Bishop and the Company.

99.1	Dendreon Corporation press release dated September 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Esmé C. Smith
Esmé C. Smith
Vice President, Deputy General Counsel and Assistant Secretary
Date: September 8, 2011

EXHIBIT INDEX
Exhibit No.	Description
10.1	Separation and Release and Transitional Services Agreement executed September 7, 2011 between Hans E. Bishop and the Company.

99.1	Dendreon Corporation press release dated September 8, 2011.